Exhibit 99

   May 5, 2022

Dominion Energy Announces First-Quarter 2022 Earnings

•	First-quarter 2022 GAAP net income of $0.83 per share; operating earnings of $1.18 per share
•	Company initiates second quarter 2022 operating earnings guidance of $0.70 to $0.80 per share
•	Company affirms full-year 2022 operating earnings guidance as well as other long-term earnings and dividend guidance

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced an unaudited net income determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended March 31, 2022, of $711 million ($0.83 per share) compared with net income of $1.0 billion ($1.23 per share) for the same period in 2021.

Operating earnings for the three months ended March 31, 2022, were $1.0 billion ($1.18 per share), compared with operating earnings of $893 million ($1.09 per share) for the same period in 2021.

The difference between GAAP and operating earnings for the three months ended March 31, 2022, reflect the mark-to-market impact of economic hedging activities, gains and losses on nuclear decommissioning trust funds and other adjustments.

Operating earnings are defined as reported earnings adjusted for certain items.  Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Guidance

Dominion Energy expects second-quarter operating earnings in the range of $0.70 to $0.80 per share.

The company affirms its full-year 2022 operating earnings guidance range of $3.95 to $4.25 per share.  The company also affirms its long-term earnings and dividend growth guidance.

Webcast today

The company will host its first-quarter 2022 earnings call at 10 a.m. ET on Thursday, May 5, 2022.  Management will discuss matters of interest to financial and other stakeholders including recent financial results.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals who prefer to join via telephone, domestic callers should dial 1-800-420-1271 and international callers should dial 1-785-424-1205.  The passcode for the telephonic earnings call is 45689.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day May 5.  A telephonic replay of the earnings call will be available beginning at about 1 p.m. ET on May 5.  Domestic callers may access the recording by dialing 1-800-839-9719.  International callers should dial 1-402-220-6091.  The PIN for the replay is 50071.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or extreme weather events and other natural disasters.  Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

About Dominion Energy

About 7 million customers in 13 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to sustainable, reliable, affordable and safe energy and to achieving net zero carbon dioxide and methane emissions from its power generation and gas infrastructure operations by 2050. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements, including forecasted operating earnings second-quarter and full-year 2022 and beyond which are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the current pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to regulated rates collected by Dominion Energy; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; risks and uncertainties that may impact the ability to develop and construct the Coastal Virginia Offshore Wind (CVOW) Commercial Project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers; changes to federal, state and local environmental laws and regulations, including those related to climate change; cost of environmental strategy and compliance, including cost related to climate change; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; the expected timing and likelihood of the completion of the proposed sales of Kewaunee and Hope, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; fluctuations in currency exchange rates of the Euro or Danish Krone associated with the CVOW Commercial Project; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms.  Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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For further information:  Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com; Investor Relations: David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com

Dominion Energy, Inc.
Consolidated Statements of Income*
Unaudited (GAAP Based)
(millions, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021

Operating Revenue	$4,279	$3,870
Operating Expenses
Electric fuel and other energy-related purchases	678	550
Purchased electric capacity	13	11
Purchased gas	645	484
Other operations and maintenance[1]	1,016	1,082
Depreciation, depletion and amortization	689	608
Other taxes	253	257
Total operating expenses	3,303	2,992

Income from operations	976	878

Other income[2]	126	367
Interest and related charges	174	53
Income from continuing operations before income tax expense	928	1,192
Income tax expense	236	212

Net Income from continuing operations	692	980

Net Income from discontinued operations	19	28

Net Income	$711	$1,008

Reported Income per common share from continuing operations - diluted	$0.81	$1.19
Reported Income per common share from discontinued operations - diluted	0.02	0.04
Reported Income per common share - diluted	$0.83	$1.23
Average shares outstanding, diluted	832.0	805.9

1) Includes impairment of assets and other charges (benefits) and losses (gains) on sales of assets.
2) Includes earnings from equity method investees.
* The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited
(millions, except per share amounts)	Three months ended March 31,
	2022	2021	Change
REPORTED EARNINGS[1]	$711	$1,008	$(297)
Pre-tax loss (income)[2]	255	(152)	407
Income tax[2]	34	37	(3)
Adjustments to reported earnings	289	(115)	404

OPERATING EARNINGS	$1,000	$893	$107
By segment:
Dominion Energy Virginia	518	434	84
Gas Distribution	294	251	43
Dominion Energy South Carolina	109	102	7
Contracted Assets	101	150	(49)
Corporate and Other	(22)	(44)	22
	$1,000	$893	$107

Earnings Per Share (EPS):[3]
REPORTED EARNINGS [1]	$0.83	$1.23	$(0.40)
Adjustments to reported earnings (after tax)	0.35	(0.14)	0.49
OPERATING EARNINGS	$1.18	$1.09	$0.09
By segment:
Dominion Energy Virginia	0.64	0.54	0.10
Gas Distribution	0.36	0.31	0.05
Dominion Energy South Carolina	0.13	0.13	-
Contracted Assets	0.13	0.18	(0.05)
Corporate and Other	(0.08)	(0.07)	(0.01)
	$1.18	$1.09	$0.09
Common Shares Outstanding (average, diluted)	832.0	805.9

1) Determined in accordance with Generally Accepted Accounting Principles (GAAP).

2) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.  Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.

3) The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment.  Effective January 2022, the calculation of diluted reported and operating earnings per share assumes conversion of the Series A preferred stock to common stock as of January 1, 2022.  In prior periods, a fair value adjustment of the Series A preferred stock was included in the calculation of diluted reported earnings per share if dilutive.  No adjustment was necessary for the three months ended March 31, 2021. For the three months ended March 31, 2022,  the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C, issued in December 2021).  For the three months ended March 31, 2021, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $7 million (Series A) and $9 million (Series B). See Forms 10-Q and 10-K for additional information.

Schedule 2 - Reconciliation of 2022 Reported Earnings to Operating Earnings

2022 Earnings (Three months ended March 31, 2022)

The $255 million pre-tax net loss of the adjustments included in 2022 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$121 million net market loss primarily associated with $125 million from the nuclear decommissioning trusts.
●	$25 million of net income from discontinued operations, including $27 million associated with the sale of Questar Pipelines.
●	$94 million of storm damage and restoration costs associated with storms in Virginia Power’s service territory.
●	$65 million of regulated asset retirements and other charges, including $61 million associated with the settlement of Virginia Power’s 2021 triennial review.

(millions, except per share amounts)	1Q22	2Q22	3Q22	4Q22	YTD 2022
Reported earnings	$711	$0	$0	$0	$711
Adjustments to reported earnings[1]:
Pre-tax loss (income)	255	0	0	0	255
Income tax	34	0	0	0	34
	289	0	0	0	289
Operating earnings	$1,000	$0	$0	$0	$1,000
Common shares outstanding (average, diluted)	832.0	0.0	0.0	0.0	832.0
Reported earnings per share[2]	$0.83	$0.00	$0.00	$0.00	$0.83
Adjustments to reported earnings per share[2]	0.35	0.00	0.00	0.00	$0.35
Operating earnings per share[2]	$1.18	$0.00	$0.00	$0.00	$1.18

1) Adjustments to reported earnings are reflected in the following table:
	1Q22	2Q22	3Q22	4Q22	YTD 2022
Pre-tax loss (income):
Net loss on NDT funds	$125	$0	$0	$0	$125
Mark-to-market impact of economic hedging activities	(4)	0	0	0	(4)
Discontinued operations - Gas Transmission & Storage segment	(25)	0	0	0	(25)
Storm damage and restoration costs	94	0	0	0	94
Regulated asset retirements and other charges	65	0	0	0	65
	$255	$0	$0	$0	$255
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	(53)	0	0	0	(53)
Deferred taxes associated with Hope Gas, Inc. divestiture [3]	87	0	0	0	87
	$34	$0	$0	$0	$34

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes,  such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) The calculation of reported and operating earnings per share, effective January 2022, assumes conversion of the Series A preferred stock to common stock as of January 1, 2022.  For the first quarter of 2022, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C). See Forms 10-Q and 10-K for additional information.

3) Represents deferred taxes related to the basis in Hope Gas, Inc.'s stock that will reverse upon completion of the sale.

Schedule 3 - Reconciliation of 2021 Reported Earnings to Operating Earnings

2021 Earnings (Twelve months ended December 31, 2021)

The $26 million pre-tax net gain of the adjustments included in 2021 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$308 million net market benefit associated with $568 million from the nuclear decommissioning trusts offset by $260 million in economic hedging activities.
●	$829 million of net income from discontinued operations, including $685 million associated with the sale of Questar Pipelines.
●

$564 million of regulated asset retirements and other charges, including $266 million associated with the settlement of the South Carolina electric rate case, primarily for the write-off of regulatory assets for debt repurchased in 2019, $186 million associated with the settlement of Virginia Power’s 2021 triennial review and $77 million for forgiveness of Virginia customer accounts in arrears pursuant to Virginia’s 2021 budget process.

●	$235 million of net charges associated with the sales of non-wholly-owned nonregulated solar facilities.
●	$99 million of net merger and integration-related costs associated with the SCANA Combination, primarily for litigation charges.
●	$77 million of net charges associated with workplace realignment, primarily related to a corporate office lease termination.
●	$68 million of storm damage and restoration costs associated with ice storms in Virginia Power’s service territory.

(millions, except per share amounts)	1Q21	2Q21	3Q21	4Q21	YTD 2021	[3]
Reported earnings	$1,008	$285	$654	$1,341	$3,288
Adjustments to reported earnings [1]:
Pre-tax loss (income)	(152)	474	413	(761)	(26)
Income tax	37	(131)	(149)	172	(71)
	(115)	343	264	(589)	(97)
Operating earnings	$893	$628	$918	$752	$3,191
Common shares outstanding (average, diluted)	805.9	806.6	810.0	811.0	808.5
Reported earnings per share [2]	$1.23	$0.33	$0.79	$1.63	$3.98
Adjustments to reported earnings per share [2]	(0.14)	0.43	0.32	(0.73)	(0.12)
Operating earnings per share [2]	$1.09	$0.76	$1.11	$0.90	$3.86

1) Adjustments to reported earnings are reflected in the following table:
	1Q21	2Q21	3Q21	4Q21	YTD 2021
Pre-tax loss (income):
Net (gain) loss on NDT funds	$(134)	$(194)	$19	$(259)	$(568)
Mark-to-market impact of economic hedging activities	(278)	291	284	(37)	260
Discontinued operations - Gas Transmission & Storage segment	(35)	(30)	(59)	(705)	(829)

Regulated asset retirements and other charges	100	278	119	67	564
Sales of non-wholly-owned nonregulated solar facilities	-	-	23	212	235
Merger litigation and integration charges	71	48	8	(28)	99
Workplace realignment	71	-	17	(11)	77
Storm damage and restoration costs	51	17	-	-	68
Kewaunee decommissioning revision	-	44	-	-	44
Other	2	20	2	-	24
	$(152)	$474	$413	$(761)	$(26)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	37	(131)	(140)	204	(30)
Other	-	-	(9)	(32)	(41)
	$37	$(131)	$(149)	$172	$(71)

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended March 31, June 30 or September 30 or for the three and twelve months ended December 31. During each quarter of 2021, the calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million associated with the Series A preferred stock equity units and $9 million associated with the Series B preferred stock equity units. In addition, the fourth quarter of 2021 includes $3 million of preferred dividends associated with the Series C preferred stock issued in December 2021. See Forms 10-Q and 10-K for additional information.

3) YTD EPS may not equal sum of quarters due to share count difference and fair value adjustment associated with the convertible preferred securities.

Schedule 4 - Reconciliation of 1Q22 Earnings to 1Q21

Preliminary, Unaudited	Three Months Ended
(millions, except EPS)	March 31,
	2022 vs. 2021
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Change in reported earnings (GAAP)	$(297)	$(0.40)

Change in Pre-tax loss (income) [1]	407
Change in Income tax [1]	(3)
Adjustments to reported earnings	$404	$0.49

Change in consolidated operating earnings	$107	$0.09

Dominion Energy Virginia
Regulated electric sales:
Weather	$14	$0.02
Other	(9)	(0.01)
Rider equity return	16	0.02
Electric capacity	(8)	(0.01)
Planned outage costs	(7)	(0.01)
Depreciation & amortization	7	0.01
Renewable energy investment tax credits	61	0.08
Other	10	0.01
Share dilution	-	(0.01)
Change in contribution to operating earnings	$84	$0.10

Gas Distribution
Regulated gas sales:
Weather	$2	-
Other	34	0.04
Rider equity return	8	0.01
Interest expense, net	1	-
Other	(2)	-
Share dilution		-
Change in contribution to operating earnings	$43	$0.05

Dominion Energy South Carolina
Regulated electric sales:
Weather	$1	-
Other	15	0.02
Regulated gas sales	3	-

Other	(12)	(0.02)
Share dilution		-
Change in contribution to operating earnings	$7	$-

Contracted Assets
Margin	$(24)	$(0.03)
Planned outage costs	(4)	-
Renewable energy investment tax credits	(29)	(0.04)
Other	8	0.02
Share dilution		-
Change in contribution to operating earnings	$(49)	$(0.05)

Corporate and Other
Other	$22	$0.02
Share dilution	-	(0.03)
Change in contribution to operating earnings	$22	$(0.01)

Change in consolidated operating earnings	$107	$0.09

Change in adjustments included in reported earnings[1]	$(404)	$(0.49)

Change in consolidated reported earnings	$(297)	$(0.40)

1) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.

Note: Figures may not sum due to rounding